UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2008
----------------
Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

------------------------------------------------------
(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

6531 NW 18TH COURT
PLANTATION, FL 33313
--------------------------------------------------
(Address of principal executive offices)

(954) 581-9800
-----------------------------------------
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 1, 2008, Imaging Diagnostic Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement with an unaffiliated third party, Whalehaven Capital Fund Limited (“Whalehaven”), relating to a private placement (the “Private Placement”) of a total of up to $800,000 in principal amount of one-year 8% Senior Secured Convertible Debentures (the “Debentures”).  The Company is required to file within 30 days an S-1 Registration Statement (the “Registration Statement”) covering the shares of Company common stock underlying the Debentures and related Warrants pursuant to the terms of a Registration Rights Agreement dated August 1, 2008, between the Company and Whalehaven.

The Agreement provides for the sale of the Debentures in two closings.  The first closing, which occurred on August 4, 2008, was for a principal amount of $400,000.  The second closing would be for up to $400,000 and would occur within the earlier of five business days following the effective date of the Registration and December 1, 2008, provided that the closing conditions in the Agreement have been met.  The Company has the option to use its existing equity credit line until the registration statement is declared effective, but must notify Whalehaven each time the equity line is to be used.  The Private Placement, after the two closings, would generate gross proceeds of $736,000 after placement agent fees but before other expenses associated with the transaction.  Whalehaven has the option to purchase an additional $1,200,000 of Debentures on substantially the same terms.

Prior to maturity, the Debentures will bear interest at the rate of 8% per annum, payable quarterly in cash or, at the Company’s option, in shares of common stock based on the then-existing market price.

The Debentures may be converted in whole or in part at the option of the holder any time after the closing date into the Company’s Common Stock at the lesser of (i) the closing price of the shares on the closing date (“fixed conversion price”) or (ii) 80% of the 3 lowest bid prices during the 10 consecutive trading days immediately preceding a conversion date.

At any time after closing, the Company may redeem for cash, upon written notice, any and all of the outstanding Debentures at a 25% premium of the principal amount plus accrued and unpaid interest on the Debentures to be redeemed.

The Company’s obligations under the Agreement provide that the Debentures are secured by a pledge of substantially all of the Company’s assets pursuant to a Security Agreement dated August 1, 2008 between the Company and Whalehaven.

Pursuant to the first closing of the Private Placement, the Company issued to Whalehaven five-year Warrants to purchase 22,222,222 shares of the Company’s common stock, equal to 50% of the number of shares of the Company’s common stock underlying the Debentures assuming a fixed conversion price.  The exercise price of these Warrants is $ 0.0228, i.e.,120% of the price on the closing date.  The Warrants are subject to cashless exercise at Whalehaven’s option.  Comparable Warrants are issuable in connection with the second closing.

The Company is obligated to pay a placement agent fee equal to 8% in cash at each closing date.  The placement agent shall also receive a Warrant to purchase common stock equal to 12% of Whalehaven’s Warrants with an exercise price equal to Whalehaven’s exercise price.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.86
Securities Purchase Agreement by and between Imaging Diagnostic Systems, Inc. (the “Company” or “IDSI”) and Whalehaven Capital Fund Limited (the “Purchaser” and collectively, the “Purchasers”) dated July 31, 2008.

10.87	Form of 8% Senior Secured Convertible Debenture, Exhibit A
10.88	Registration Rights Agreement, Exhibit B
10.89	Common Stock Purchase Warrant, Exhibit C
10.90	Form of Legal Opinion, Exhibit D
10.91	Security Agreement, Exhibit E

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  August 5, 2008

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer